Exhibit 4.1

FORM OF SUBSCRIPTION AGREEMENT
Common Stock

of

RECREATIVES INDUSTRIES, INC.
(a Nevada corporation)

The securities offered hereby have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of the offering circular. Any representation to the contrary is a criminal offense.

This subscription agreement and the offering of the shares of common stock described herein are made pursuant to an offering statement on form 1-A filed with, and qualified by, the U.S. Securities and Exchange Commission under regulation A of the Securities Act of 1933, as amended.

The company is relying on the representations, warranties and information provided by each subscriber in this subscription agreement to determine the subscriber’s eligibility to purchase the shares offered hereby, including, without limitation, the investment limitations applicable to non-accredited investors under Rule 251(d)(2)(i)(C) of regulation A.

1. Subscription

The undersigned (the “Subscriber”) hereby irrevocably subscribes to purchase from Recreatives Industries, Inc., a Nevada corporation (the “Company”), the number of shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), set forth on the signature page hereto, at the per-share purchase price set forth on the signature page hereto (the “Purchase Price”), for an aggregate purchase price equal to the number of Shares multiplied by the Purchase Price (the “Subscription Amount”), subject to the terms, conditions, acknowledgements, representations and warranties stated herein and in the offering circular dated May 14, 2026 (as the same may be amended or supplemented from time to time, the “Offering Circular”) forming part of the Company’s offering statement on Form 1-A (the “Offering Statement”), qualified by the U.S. Securities and Exchange Commission (the “Commission”) under Regulation A of the Securities Act of 1933, as amended (the “Securities Act”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Offering Circular.

The Company is offering up to Two Million Five Hundred Thousand Dollars ($2,500,000) in Shares at a per-Share Purchase Price of $0.01, as set forth in the Offering Circular, resulting in a maximum number of Shares to be offered and sold by the Company is 250,000,000. The minimum Subscription Amount per investor is Two Thousand Five Hundred Dollars ($2,500), provided that the Company may, in its sole and absolute discretion, accept subscriptions for lesser amounts. The offering has no minimum offering amount; accordingly, Subscription Amounts received and accepted will be made immediately available to the Company and no escrow or impound arrangement will be used.

2. Payment and Delivery

Subscriber shall deliver to the Company (a) a completed, executed copy of this Subscription Agreement, including the Investor Suitability Questionnaire attached as Schedule A, and (b) full payment of the Subscription Amount in immediately available U.S. funds, by wire transfer (preferred), Automated Clearing House (ACH) transfer, or check made payable to “Recreatives Industries, Inc.,” to the operating account of the Company maintained at the depository institution identified below (the “Company Account”):

Wire / ACH / Check Payment Instructions:

Beneficiary / Account Name: Recreatives Industries, Inc.	Beneficiary Address: 1936 59th Terrace East, Bradenton, FL 34203

Bank Name:	Bank Address:

ABA / Routing Number:	SWIFT Code (if international):

Account Number:	Reference: RECX Reg A Subscription – [Subscriber Name]

Checks Payable To: Recreatives Industries, Inc.	Memo Line: RECX Reg A Subscription – [Subscriber Name]

All executed subscription documents and copies of wire confirmations or check payments shall be returned to:

Attention: Subscription Administrator – RECX Regulation A Offering	c/o: Quantum Edge Group

Mailing Address:	City, State, ZIP:

Email: ______@quantum-.com	Telephone:

Subscriber acknowledges and agrees that subscription documents and payment of the Subscription Amount must be received together. The Company reserves the right, in its sole and absolute discretion, to accept or reject any subscription, in whole or in part, for any reason, and the Subscription Amount shall not be deemed accepted unless and until the Company countersigns this Subscription Agreement. If a subscription is rejected, in whole or in part, the Subscription Amount (or the rejected portion thereof) will be returned to Subscriber without interest or deduction.

3. Closing; Issuance of Shares

Closings will occur on a rolling basis as subscriptions are received and accepted by the Company. Upon acceptance of this Subscription Agreement by the Company, the Company will issue to Subscriber the Shares being subscribed for, in book-entry form through the Company’s transfer agent, and provide Subscriber a written confirmation of acceptance.

4. Representations, Warranties and Acknowledgements of Subscriber

Subscriber represents, warrants, acknowledges and agrees, intending the Company to rely thereon, that:

(a)	Receipt and Review of Offering Materials. Subscriber has received, carefully read, and fully understands this Subscription Agreement, the Offering Circular (including all risk factors described therein), and the Offering Statement, and has had an opportunity to ask questions of, and receive answers from, the Company concerning the Offering and the Company, and to obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense. Subscriber is relying solely upon the Offering Circular and the Offering Statement and not upon any other representations, written or oral, made by the Company or any of its officers, directors, employees, agents or affiliates.

(b)	Risk of Loss. Subscriber understands that an investment in the Shares involves a high degree of risk, including the risk of the loss of Subscriber’s entire investment, and Subscriber is able to bear the economic risk of such loss for an indefinite period of time.

(c)	No Guarantee. No federal or state agency has made any finding or determination as to the fairness of the investment or any recommendation or endorsement of the Shares.

(d)	Own Account. Subscriber is acquiring the Shares for Subscriber’s own account, for investment purposes only, and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act or any applicable state securities laws.

(e)	Eligibility — Regulation A Investment Limits. Subscriber understands that the Shares are being offered in a Tier 2 offering under Regulation A promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 251(d)(2) of Regulation A, if Subscriber is not an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act, the aggregate purchase price paid by Subscriber for the Shares (together with the aggregate purchase price of any other securities of the Company purchased by Subscriber in this offering and in any other Tier 2 offerings of the Company during the preceding 12 months) may not exceed ten percent (10%) of the greater of: (i) Subscriber’s annual income or net worth, if Subscriber is a natural person, or (ii) Subscriber’s annual revenue or net assets at the most recently completed fiscal year end, if Subscriber is a non-natural person. Subscriber further understands that this limitation does not apply if Subscriber is an accredited investor. Subscriber has truthfully completed the Investor Suitability Questionnaire attached hereto as Schedule A and has made the certification therein regarding Subscriber’s accredited investor status and, if applicable, compliance with the 10% investment limitation

(f)	Authority; Binding Obligation. Subscriber has all requisite power, authority and legal capacity to execute and deliver this Subscription Agreement, to subscribe for the Shares, and to perform Subscriber’s obligations hereunder. This Subscription Agreement constitutes the legal, valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms.

(g)	No Conflicts; Compliance with Laws. The execution, delivery and performance of this Subscription Agreement by Subscriber, and Subscriber’s subscription for the Shares, do not and will not violate any law, rule, regulation, order, judgment or decree applicable to Subscriber, or any agreement or instrument to which Subscriber is a party or by which Subscriber is bound.

(h)	OFAC; Source of Funds. Subscriber is not (and is not acting on behalf of) a person or entity named on any U.S. government list of prohibited or restricted persons, including the Specially Designated Nationals and Blocked Persons List maintained by the U.S. Office of Foreign Assets Control (“OFAC”), and the funds being used to acquire the Shares were not derived from, and are not the proceeds of, any activity that would violate any U.S. federal, state or local law or regulation, including the Bank Secrecy Act, the USA PATRIOT Act, or any rule or regulation administered by OFAC.

(i)	No General Solicitation Reliance. Subscriber acknowledges that the Offering has been made pursuant to Regulation A, which permits general solicitation, but Subscriber is not making this investment based on any representation other than those contained in the Offering Circular and the Offering Statement.

(j)	No Public Market Assurance; OTC Listing. Subscriber understands that, although the Common Stock is currently quoted on the OTC Markets under the symbol “RECX,” there can be no assurance that an active trading market will exist for the Shares, and the Shares may be illiquid.

(k)	No Tax, Legal or Investment Advice. Subscriber is not relying upon the Company or any of its officers, directors, employees, agents or affiliates for tax, legal or investment advice in connection with this investment, and Subscriber has consulted Subscriber’s own advisors with respect thereto to the extent Subscriber deemed appropriate.

(l)	Foreign Investors. If Subscriber is not a United States person (as defined in Rule 902(k) of Regulation S under the Securities Act), Subscriber represents that Subscriber has satisfied himself, herself or itself as to the full observance of the laws of Subscriber’s jurisdiction in connection with any invitation to subscribe for the Shares, including, without limitation, (i) the legal requirements within Subscriber’s jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares.

(m)	Anti-Money Laundering. Subscriber agrees to provide such additional information and documentation as the Company may reasonably request to comply with applicable anti-money laundering and know-your-customer laws and regulations.

(n)	Electronic Delivery. Subscriber consents to the delivery of the Offering Circular and any subsequent offering materials, communications, notices and reports by electronic means, including by email and by posting to the EDGAR system or to the Company’s website.

5. Representations of the Company

The Company represents and warrants to Subscriber that: (a) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada; (b) the Company has full corporate power and authority to issue and sell the Shares as contemplated hereby; (c) this Subscription Agreement has been duly authorized, executed and delivered by the Company and, when accepted by the Company, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; and (d) the Shares, when issued, delivered and paid for in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable.

6. Indemnification

Subscriber agrees to indemnify and hold harmless the Company and its officers, directors, employees, agents and affiliates from and against any and all losses, liabilities, claims, damages and expenses (including reasonable attorneys’ fees) arising out of or based upon any breach by Subscriber of any representation, warranty, covenant or agreement made by Subscriber herein or in any other document delivered by Subscriber to the Company in connection with this subscription.

7. Miscellaneous

(a) Entire Agreement; Amendment. This Subscription Agreement, together with the Offering Circular, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto. This Subscription Agreement may be amended only by a writing signed by both parties.

(b) Governing Law; Venue; Exclusive Forum. This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, without regard to its conflict-of-laws principles. The Company and the Subscriber irrevocably agree that the United States District Court for the Middle District of Florida, Tampa Division, shall be the exclusive forum for any and all claims, actions, suits, or proceedings arising out of, relating to, or in connection with this Subscription Agreement, the offering of the Shares, or the transactions contemplated hereby, including any and all claims arising under the federal securities laws. Nothing in this Subscription Agreement shall be deemed to waive the Company's compliance with the federal securities laws or the rules and regulations thereunder.

(c) Waiver of Jury Trial. Each party irrevocably waives any right it may have to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Subscription Agreement; provided, however, that nothing in this Subscription Agreement shall constitute a waiver of any rights under, or any cause of action arising under, the federal securities laws of the United States.

(d) Successors and Assigns. This Subscription Agreement shall be binding upon the heirs, personal representatives, successors and permitted assigns of Subscriber and shall inure to the benefit of the Company and its successors and assigns. Subscriber may not assign this Subscription Agreement or any of its rights or obligations hereunder without the prior written consent of the Company.

(e) Severability. If any provision of this Subscription Agreement is held to be invalid, illegal or unenforceable, the remainder of this Subscription Agreement shall not be affected thereby and shall remain in full force and effect.

(f) Counterparts; Electronic Signatures. This Subscription Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Signatures delivered by facsimile or electronic transmission (including PDF and DocuSign or similar e-signature platforms) shall be deemed original signatures for all purposes.

(g) Survival. The representations, warranties and covenants of Subscriber set forth herein shall survive the acceptance of this Subscription Agreement and the issuance of the Shares.

(h) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, by reputable overnight courier, or by email (with confirmation of receipt) to the Company at the address set forth in Section 2 above and to Subscriber at the address set forth on the signature page hereto.

SUBSCRIBER SIGNATURE PAGE

By signing below, Subscriber acknowledges that Subscriber has read this Subscription Agreement and the Offering Circular, agrees to all of the terms and conditions hereof, and confirms the truth and accuracy of the representations and warranties made herein and in the Investor Suitability Questionnaire attached as Schedule A.

Subscription Details

Number of Shares Subscribed For:	Purchase Price per Share ($0.01):

Aggregate Subscription Amount (USD) (minimum $2,500):	Form of Payment (wire / ACH / check):

Subscriber Information

Type of Ownership (Individual / Joint / Entity / IRA / Trust):	Tax ID / SSN:

Full Legal Name of Subscriber:	Full Legal Name of Joint Subscriber (if any):

Permanent Residential / Principal Place of Business Address:	City, State, ZIP, Country:

Mailing Address (if different):	Telephone:

Email Address:	Date of Birth / Date of Formation:

State of Citizenship / State of Formation:	Occupation / Nature of Business:

Date:
Signature of Subscriber
Date:
Signature of Joint Subscriber (if any)
Title:
If Subscriber is an entity: Signature of Authorized Signatory

ACCEPTANCE BY THE COMPANY

The foregoing subscription is hereby accepted, in whole / in part as to ________ Shares, on behalf of Recreatives Industries, Inc.

RECREATIVES INDUSTRIES, INC.

By:	Date:
Name:
Title:

SCHEDULE A
INVESTOR SUITABILITY QUESTIONNAIRE

This Investor Suitability Questionnaire is being provided in connection with the offering by Recreatives Industries, Inc. of shares of its Common Stock pursuant to Regulation A under the Securities Act. The Company is required by Rule 251(d)(2)(i)(C) of Regulation A to confirm that each non-accredited investor in this Tier 1 offering does not invest more than ten percent (10%) of the greater of (a) annual income or net worth (for natural persons), or (b) annual revenue or net assets at the most recently completed fiscal year end (for non-natural persons). Subscriber must complete Part I or Part II below. Initial each applicable item.

Part I — Accredited Investor Certification

If Subscriber is an accredited investor under Rule 501(a) of Regulation D, please initial each applicable category. Subscriber must qualify under at least one category to be treated as an accredited investor.

_____	Income. Subscriber is a natural person who had individual income in excess of $200,000, or joint income with Subscriber’s spouse or spousal equivalent in excess of $300,000, in each of the two most recent calendar years and has a reasonable expectation of reaching the same level in the current year.

_____	Net Worth. Subscriber is a natural person whose individual net worth, or joint net worth with Subscriber’s spouse or spousal equivalent, exceeds $1,000,000, excluding the value of Subscriber’s primary residence (calculated in accordance with Rule 501(a)(5)).

_____	Professional Certifications. Subscriber is a natural person holding in good standing one or more of the professional certifications, designations or credentials designated by the Commission as qualifying for accredited investor status (currently, Series 7, Series 65, or Series 82).

_____	Entity. Subscriber is a corporation, partnership, limited liability company, trust or other entity with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares.

_____	Entity — All Accredited Owners. Subscriber is an entity in which all of the equity owners are accredited investors.

_____	Family Office. Subscriber qualifies as a family office or family client under Rule 501(a)(12) or (13).

_____	Bank/RIA/BD/IC, etc. Subscriber is a bank, savings and loan association, registered broker-dealer, registered investment adviser, registered investment company, business development company, small business investment company, or other institutional investor described in Rule 501(a)(1) or (a)(8).

Part II — Non-Accredited Investor 10% Investment Limitation

Non-Accredited Investor Limitation. If Subscriber is not an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act, Subscriber hereby represents and warrants that the aggregate purchase price for the Shares subscribed for hereby, together with the aggregate purchase price of any other securities of the Company purchased by Subscriber in this offering and in any other Tier 2 offerings of the Company during the preceding 12 months, does not and will not exceed ten percent (10%) of the greater of: (i) Subscriber’s annual income or net worth, if Subscriber is a natural person, or (ii) Subscriber’s annual revenue or net assets at the most recently completed fiscal year end, if Subscriber is a non-natural person. Subscriber acknowledges that Subscriber has truthfully completed the Investor Suitability Questionnaire attached hereto as Schedule A and, if Subscriber is not an accredited investor, has accurately stated Subscriber’s applicable income, net worth, revenue or net assets, and the Subscription Amount, for purposes of demonstrating compliance with this 10% investment limitation.

Annual Income (USD):	Net Worth (excluding primary residence) (USD):

Annual Revenue (entities, USD):	Net Assets at FYE (entities, USD):

Subscriber certifies, under penalty of perjury, that the information provided in this Investor Suitability Questionnaire is true, complete and correct in all material respects, and acknowledges that the Company will rely on the foregoing certification in accepting Subscriber’s subscription.

Date:
Signature of Subscriber (or Authorized Signatory)